Exhibit 10.2.1

DRAFT: 11/11/03

                                                      Series [1/2] Class [A/B/C]

                                    SCHEDULE
                                     to the
                                Master Agreement

                               dated as of o, 2003

between

(1)   CREDIT SUISSE FIRST BOSTON INTERNATIONAL ("Party A");

(2)   PERMANENT FINANCING (NO. 3) PLC ("Party B"); and

(3) THE BANK OF NEW YORK (the "Security Trustee", which expression will include its successors and assigns and which has agreed to become a party to this Agreement solely for the purpose of taking the benefit of Parts 5(b) and 5(l) of this Schedule and assuming the obligations under the final paragraph of Part 5(f) of this Schedule).

Part  1. Termination Provisions

(a)   "Specified Entity" means in relation to Party A for the purpose of:-

      Section 5(a)(v), none

      Section 5(a)(vi), none

      Section 5(a)(vii), none

      Section 5(b)(iv), none

      and in relation to Party B for the purpose of:-

      Section 5(a)(v), none

      Section 5(a)(vi), none

      Section 5(a)(vii), none

      Section 5(b)(iv), none

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c) The "Cross Default" provisions of Section 5(a)(vi), will not apply to Party A and will not apply to Party B.

(d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f) Payments on Early Termination. For the purposes of Section 6(e) of this Agreement:-

      (i)   Market Quotation will apply.

      (ii)  The Second Method will apply.

(g)   "Termination Currency" means Sterling.

(h) "Additional Termination Event" will apply. In addition to the Additional Termination Events set forth in Parts 5(f)(iii) and 5(f)(vi) of this Schedule, the following will constitute an Additional Termination Event:

      The Additional Tax Representation (as defined in Part 2(b) of this Schedule), proves to have been incorrect or misleading in any material respect with respect to one or more Transactions (each an "Affected Transaction" for the purpose of this Additional Termination Event) when made or repeated or deemed to have been made or repeated.

      For the purpose of the foregoing Termination Event, the Affected Party will be Party A only.

Part  2. Tax Representations

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
      Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)   Payee  Representations.  For the purpose of Section 3(f) of the Agreement,
      Party  A  makes  the  following   representation   (the   "Additional  Tax
      Representation"):

      (i) it is a party to each Transaction solely for the purposes of a trade (or part of a trade) carried on by it in the United Kingdom through a branch or agency; or

      (ii) it is resident in the United Kingdom or in a jurisdiction with which the United Kingdom has a double tax treaty which makes provision, whether for relief or otherwise, in relation to interest.

      For the purpose of Section 3(f) of the Agreement, Party B does not make any representation.

Part 3. Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)   Tax forms, documents or certificates to be delivered are: none

(b)   Other documents to be delivered are:

Party
required                                                          Covered by
to deliver    Form/Document/               Date by which          Section 3(d)
Document      Certificate                  to be delivered        Representation

Party A and   Appropriate evidence of      On signing of this     Yes
Party B       its signatory's authority    Agreement

Party B       Certified copy of            On signing of this     Yes
              board resolution and         Agreement
              constitutional documents

Party A       Legal opinion in form and    On signing of this     No
              substance satisfactory to    Agreement
              Party B

Party B       Legal opinion from           On signing of this     No
              Allen & Overy                Agreement

Party A and   A copy of the annual report  Upon request, as soon  Yes
Party B       for such party containing    as publicly available
              audited or certified
              financial statements for
              the most recently ended
              financial year

Part 4. Miscellaneous

(a)   Addresses for Notices.

      Address for notices or communications to Party A:

      Address:          Credit Suisse First Boston International
                        One Cabot Square
                        London
                        E14 4QJ

      Attention:        For notices and communications other than by facsimile:

                        (1) Head of Risk Management
                        (2) Managing Director - Operations Department
                        (3) Managing Director - Legal Department

                        For notices and communications by facsimile:
                        Managing Director - Legal Department

      Facsimile No.:    020 7888 2686

      Telex:            264521

      Answerback:       CSFBI G

      Telephone No. for oral communication of receipt of facsimile in legible form: 020 7888 2028

      Designated responsible employee for the purposes of Section 12(a)(iii):
      Senior Legal Secretary

      Address for notices or communications to Party B:

      Address:          Blackwell House
                        Guildhall Yard
                        London
                        EC2V 5AE

      Attention:        The Secretary

      Facsimile No.:    020 7566 0975

      With a copy to: (i) HBOS Treasury Services plc:

      Address:          33 Old Broad Street
                        London
                        EC2N 1HZ

      Attention:        Head of Capital Markets and Securitisation

      Facsimile No.:    020 7574 8784

                        (ii) the Security Trustee:

      Address:          The Bank of New York
                        One Canada Square
                        London
                        E14 5AL

      Attention:        o

      Facsimile No.:    o

(b)   Process Agent. For the purpose of Section 13(c) of this Agreement:

      Party A appoints as its Process Agent: None.

      Party B appoints as its Process Agent: None.

(c)   Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Party A is not a Multibranch Party.

      Party B is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is Party A.

(f)   Credit Support Document. Details of any Credit Support Document:

      In respect of Party A: The Credit Support Annex dated the date hereof between Party A and Party B in the form attached as Appendix 1 hereto.

      In respect of Party B: None.

(g) Credit Support Provider. Credit Support Provider means in relation to Party A, none.

      Credit Support Provider means in relation to Party B, none.

(h) Governing Law. This Agreement will be governed by and construed in accordance with English law.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to Transactions entered into under this Agreement unless otherwise specified in a Confirmation.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement.

Part 5. Other Provisions

(a)   No Set-Off

(i) All payments under this Agreement will be made without set-off or counterclaim, except as expressly provided for in Section 6.

(ii)  Section 6(e) will be amended by the deletion of the following sentence:

      "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(b)   Security Interest

Notwithstanding Section 7, Party A hereby agrees and consents to the assignment by way of security by Party B of its interests under this Agreement (without prejudice to, and after giving effect to, any contractual netting provision contained in this Agreement) to the Security Trustee (or any successor thereto) pursuant to and in accordance with the Third Issuer Deed of Charge and acknowledges notice of such assignment. Each of the parties hereby confirms and agrees that the Security Trustee will not be liable for any of the obligations of Party B hereunder.

(c)   Disapplication of Certain Events of Default

Section 5(a)(ii), Section 5(a)(iii), Section 5(a)(iv), Section 5(a)(v), Section 5(a)(vii)(2), (5), (6), (7) and (9) and Section 5(a)(viii) will not apply in respect of Party B.

Section  5(a)(vii)(8) will not apply to Party B to the extent that it applies to
Section 5(a)(vii)(2), (5), (6), (7) and (9).

(d)   Disapplication of Certain Termination Events

The "Tax Event" and "Tax Event upon Merger" provisions of Section 5(b)(ii) and 5(b)(iii) will not apply to Party A or to Party B.

(e)   Additional Event of Default

The following will constitute an additional Event of Default with respect to Party B:

"Issuer Note Acceleration Notice. A Note Acceleration Notice is served on Party B in relation to the Series o Class o Third Issuer Notes."

(f)   Ratings Event

(i) In the event that the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider from time to time in respect of Party A cease to be rated at least as high as ["AA-"] by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and, as a result of such downgrading, the then current rating of the Series o Class o Third Issuer Notes is downgraded or placed under review for possible downgrade by S&P (an "S&P Rating Event"), then Party A will, within 30 days of the occurrence of such Ratings Event at its own cost either:

      (A) deliver collateral to Party B pursuant to the Credit Support Annex attached hereto or such other amount of collateral as may be agreed with S&P;

      (B) transfer all of its rights and obligations with respect of this Agreement to a replacement third party satisfactory to the Security Trustee (whose consent will be given if S&P confirms that such transfer would maintain the ratings of the Series o Class o Third Issuer Notes by S&P at, or restore the rating of the Series o Class
            o Third Issuer Notes by S&P to, the level it would have been at immediately prior to such S&P Rating Event);

      (C) obtain a guarantee of its rights and obligations with respect to this Agreement from a third party satisfactory to the Security Trustee (whose consent will be given if S&P confirms that such guarantee would maintain the rating of the Series o Class o Third Issuer Notes at, or restore the rating of the Series o Class o Third Issuer Notes to, the level it would have been at immediately prior to such S&P Rating Event); or

      (D) take such other action as Party A may agree with S&P as will result in the rating of the Series o Class o Third Issuer Notes following the taking of such action being maintained at, or restored to, the level it would have been at immediately prior to such S&P Rating Event.

      If any of paragraphs (i)(B), (i)(C) or (i)(D) above are satisfied at any time, all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to paragraph (i)(A) will be transferred to Party A and Party A will not be required to transfer any additional collateral.

(ii)  In the event that:

      (A) the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider in respect of Party A, ceases to be rated at least as high as "A1" (or its equivalent) by Moody's; or

      (B) the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider in respect of Party A cease to be rated at least as high as "Prime-1" (or its equivalent) by Moody's,

      (such cessation being an "Initial Moody's Rating Event"), then Party A will, within 30 days of the occurrence of such Initial Moody's Rating Event, at its own cost either:

      (1) transfer all of its rights and obligations with respect to this Agreement to either (x) a replacement third party with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or (y) a replacement third party as agreed with Moody's;

      (2) procure another person to become co-obligor in respect of the obligations of Party A under this Agreement, such co-obligor may be either (x) a person with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or
            (y) such other person as agreed with Moody's;

      (3)   take such other action as agreed with Moody's; or

      (4) deliver collateral to Party B pursuant to the Credit Support Annex attached hereto or such other amount of collateral as may be agreed with Moody's.

      If any of paragraphs (ii)(1), (ii)(2) or (ii)(3) above are satisfied at any time, all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to paragraph (ii)(4) will be transferred to Party A and Party A will not be required to transfer any additional collateral.

(iii) In the event that:

      (A) the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider in respect of Party A cease to be rated as high as A3 (or its equivalent) by Moody's; or

      (B) the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider in respect of Party A cease to be rated as high as "Prime-2" (or its equivalent) by Moody's,

      (such cessation being a "Subsequent Moody's Rating Event"), then Party A will:

      (1) within 30 days of the occurrence of such Subsequent Moody's Rating Event on a reasonable efforts basis, and at its own cost, attempt either to:

            (aa) transfer all of its rights and obligations with respect to this Agreement to either (x) a replacement third party with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or (y) a replacement third party as agreed with Moody's;

            (bb) procure another person to become co-obligor in respect of the obligations of Party A under this Agreement, such co-obligor may be either (x) a person with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or (y) such other person as agreed with Moody's; or

            (cc)  take such other action agreed with Moody's; and

      (2) within 10 days of the occurrence of such Subsequent Moody's Rating Event, pending compliance with paragraph (iii)(1)(aa), (iii)(1)(bb) or (iii)(1)(cc) above, deliver collateral to Party B in accordance with the Credit Support Annex attached hereto or such other amount of collateral as may be agreed with Moody's.

      If any of paragraphs (iii)(1)(aa), (bb) or (cc) are satisfied at any time, all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to paragraph (iii)(2) will be transferred to Party A and Party A will not be required to transfer any additional collateral.

For the purposes of paragraphs (ii) and (iii) of this Part 5(f), "Required Ratings" means, in respect of the relevant entity, its short-term, unsecured and unsubordinated debt obligations are rated at least as high as "Prime-1" and its long-term, unsecured and unsubordinated debt obligations are rated at least as high as "A1", or such other ratings as may be agreed with Moody's from time to time.

      In relation to paragraphs (ii)(4) and (iii)(2) above, Party A will, upon receipt of reasonable notice from Moody's demonstrate to Moody's the calculation by Party A of the mark-to-market value of the outstanding Transactions. In relation to paragraph (iii)(2) above, Party A will, at its own cost, on receipt of reasonable notice from Moody's (which, for the avoidance of doubt, will be no less than 30 days) arrange a third party valuation of the mark-to-market value of the outstanding Transactions.

      A failure by Party A to arrange such a valuation will not be or give rise to an Event of Default under Section 5(a)(ii) of this Agreement but will constitute an Additional Termination Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

(iv) In the event that the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider from time to time in respect of Party A cease to be rated at least as high as F-1 (or its equivalent) by Fitch Ratings Ltd ("Fitch") and as a result of such downgrading, the then current rating of the Series o Class o Third Issuer Notes is downgraded or placed under review for possible downgrade by Fitch (an "Initial Fitch Rating Event") then Party A will, on a reasonable efforts basis within 30 days of the occurrence of such Initial Fitch Rating Event, at its own cost, either:

      (A) deliver collateral to Party B pursuant to the Credit Support Annex attached hereto or such other amount of collateral as may be agreed with Fitch;

      (B) transfer all of its rights and obligations with respect of this Agreement to a replacement third party satisfactory to the Security Trustee (whose consent will be given if Fitch confirms that such transfer would maintain the ratings of the Series o Class o Third Issuer Notes by Fitch at, or restore the rating of the Series o Class o Third Issuer Notes by Fitch to, the level it would have been at immediately prior to such Initial Fitch Rating Event);

      (C) obtain a guarantee of its rights and obligations with respect to this Agreement from a third party satisfactory to the Security Trustee (whose consent will be given if Fitch confirms that such guarantee would maintain the rating of the Series o Class o Third Issuer Notes at, or restore the rating of the Series o Class o Third Issuer Notes to, the level it would have been at immediately prior to such Initial Fitch Rating Event); or

      (D) take such other action as Party A may agree with Fitch as will result in the rating of the Series o Class o Third Issuer Notes following the taking of such action being maintained at, or restored to, the level it would have been at immediately prior to such Initial Fitch Rating Event.

(v) In the event that the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider from time to time in respect of Party A cease to be rated at least as high as F2 (or its equivalent) by Fitch and as a result of such downgrading, the then current rating of the Series o Class o Third Issuer Notes is downgraded or placed under review for possible downgrade by Fitch (a "Subsequent Fitch Rating Event") then Party A will:

      (A) on a reasonable efforts basis within 30 days of the occurrence of such Subsequent Fitch Rating Event, at its own cost, either:

            (1) transfer all of its rights and obligations with respect of this Agreement to a replacement third party satisfactory to the Security Trustee (whose consent will be given if Fitch confirms that such transfer would maintain the ratings of the Series o Class o Third Issuer Notes by Fitch at, or restore the rating of the Series o Class o Third Issuer Notes by Fitch to, the level it would have been at immediately prior to such Subsequent Fitch Rating Event);

            (2) obtain a guarantee of its rights and obligations with respect to this Agreement from a third party satisfactory to the Security Trustee (whose consent will be given if Fitch confirms that such guarantee would maintain the rating of the Series o Class o Third Issuer Notes at, or restore the rating of the Series o Class o Third Issuer Notes to, the level it would have been at immediately prior to such Subsequent Fitch Rating Event); or

            (3) take such other action as Party A may agree with Fitch as will result in the rating of the Series o Class o Third Issuer Notes following the taking of such action being maintained at, or restored to, the level it would have been at immediately prior to such Subsequent Fitch Rating Event; and

      (B)   within 10 days of the  occurrence  of such  Subsequent  Fitch Rating
            Event,  pending  compliance with paragraph  (v)(A)(1),  (v)(A)(2) or
            (v)(A)(3) above, deliver collateral to Party B in accordance with the Credit Support Annex attached hereto or such other amount of collateral as may be agreed with Fitch.

(vi)  (A)   If Party A does not take any of the measures  described in paragraph
            (i) above, such failure will not be or give rise to an Event of Default but will constitute an Additional Termination Event with respect to Party A which will be deemed to have occurred on the thirtieth day following the S&P Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

      (B)   If Party A does not take any of the measures  described in paragraph
            (ii)(1), (2), (3) [or (4)] above, such failure will not be or give rise to an Event of Default but will constitute an Additional Termination Event with respect to Party A and will be deemed to have occurred on the thirtieth day following the occurrence of such Initial Moody's Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

      (C)   If  Party A does  not  take  the  measures  described  in  paragraph
            (iii)(2) above, such failure will give rise to an Event of Default with respect to Party A and will be deemed to have occurred on the tenth day following such Subsequent Moody's Rating Event with Party A as the Defaulting Party. Further, it will constitute an Additional Termination Event with respect to Party A if, even after satisfying the requirements of paragraph (iii)(2) above, Party A has failed, having applied reasonable efforts, to either transfer as described in paragraph (iii)(1)(aa), find a co-obligor as described in paragraph (iii)(1)(bb) or take such other action as described in paragraph (iii)(1)(cc) on the tenth day after notice of such failure, and such Additional Termination Event will be deemed to have occurred on the thirtieth day following such downgrade with Party A as the sole Affected Party and all Transactions as Affected Transactions.

      (D) If Party A does not take the measures described in paragraph (iv) above, such failure will not be or give rise to an Event of Default but will constitute an Additional Termination Event with respect to Party A which will be deemed to have occurred on the thirtieth day following the Fitch Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

      (E) If Party A does not take the measures described in paragraph (v)(B) above, such failure will give rise to an Event of Default with respect to Party A and will be deemed to have occurred on the tenth day following such Subsequent Fitch Rating Event with Party A as the Defaulting Party. Further, it will constitute an Additional Termination Event with respect to Party A if, even after satisfying the requirements of paragraph (v)(B) above, Party A has failed, having applied reasonable efforts, to either transfer as described in paragraph (v)(A)(1), find a co-obligor as described in paragraph
            (v)(A)(2)  or take such  other  action  as  described  in  paragraph
            (v)(A)(3) on the tenth day after notice of such failure, and such Additional Termination Event will be deemed to have occurred on the thirtieth day following such downgrade.

      (F) In the event that Party B were to designate an Early Termination Date and there would be a payment due to Party A, Party B may only designate such an Early Termination Date in respect of an Additional Termination Event under this Part 5(f) if Party B has found a replacement counterparty willing to enter into a new transaction on terms that reflect as closely as reasonably possible, as determined by Party B in its sole and absolute discretion, the economic, legal and credit terms of the Terminated Transactions with Party A, and Party B has acquired the Security Trustee's prior written consent.

Each of Party B and the Security Trustee will use their reasonable endeavours to co-operate with Party A in putting in place such credit support documentation, including agreeing to such arrangements in such documentation as may satisfy S&P, Moody's and/or Fitch, as applicable, with respect to the operation and management of the collateral and entering into such documents as may reasonably be requested by Party A in connection with the provision of such collateral.

(g)   Transfer Policy

Section 7 of this Agreement will not apply to Party A, who will be required to comply with, and will be bound by, the following:

Without prejudice to Section 6(b)(ii) as amended in this Schedule, Party A may transfer all (but not part only) of its interests and obligations in and under this Agreement to any of its Affiliates or, with the prior written consent of Party B, such consent not to be unreasonably withheld, to any other entity, (each such Affiliate or entity a "Transferee") upon providing five Business Days' prior written notice to the Note Trustee, provided that:

(i) the Transferee's short-term unsecured and unsubordinated debt obligations are then rated not less than "F-1" by Fitch and "A-1+" by S&P its long-term unsecured and unsubordinated debt obligations are then rated not less than "A1" by Moody's (or its equivalent by any substitute rating agency) or such Transferee's obligations under this Agreement are guaranteed by an entity whose short-term, unsecured and unsubordinated debt obligations are then rated not less than "F-1" by Fitch and "A-1+" by S&P and whose long-term, unsecured and unsubordinated debt obligations are then rated not less than "A1" by Moody's (or its equivalent by any substitute rating agency);

(ii) if the Transferee is domiciled in a different legal jurisdiction from both Party A and Party B, the Ratings Agencies have confirmed in writing that the then current rating of the Series o Class o Third Issuer Notes will not be adversely affected;

(iii) the Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Party A would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Transferee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such excess;

(iv) a Termination Event or Event of Default does not occur as a result of such transfer;

(v) no additional amount will be payable by Party B to Party A or the Transferee on the next succeeding Scheduled Payment Date as a result of such transfer; and

(vi) the Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.

With respect to paragraph (iii) above, each party agrees to make such Payee Tax Representations and Payer Tax Representations as may reasonably be requested by the other party in order to reasonably satisfy such other party that such withholding or deduction will not occur.

Following the transfer, all references to Party A will be deemed to be references to the Transferee.

Save as otherwise provided for in this Agreement and notwithstanding Section 7, Party A will not be permitted to transfer (by way of security or otherwise) this Agreement nor any interest or obligation in or under this Agreement without the prior written consent of the Security Trustee.

(h)   Additional Representation

Section 3 is amended by the addition at the end thereof of the following additional representations (provided that the representation in Section 3(h) will be made by Party A only):

      "(g) No Agency. It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

      (h) Pari Passu. Its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law."

(i)   Recording of Conversations

Each party to this Agreement (i) consents to the recording of the telephone conversations of trading, marketing and operations personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and (iii) agrees that in any Proceedings it will not object to the introduction of such recordings in evidence on the ground that consent was not properly given.

(j)   Relationship between the Parties

The  Agreement is amended by the  insertion  after  Section 14 of an  additional
Section 15, reading in its entirety as follows:

"15.  Relationship between the Parties

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser for it in respect of that Transaction."

(k)   Tax

The Agreement is amended by deleting Section 2(d) in its entirety and replacing it with the following:

"(d)  Deduction or Withholding for Tax

(i)   Requirement to Withhold

      All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required (including, for the avoidance of doubt, if such deduction or withholding is required in order for the payer to obtain relief from Tax) by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party ("X") is so required to deduct or withhold, then that party (the "Deducting Party"):

      (1)   will promptly notify the other party ("Y") of such requirement;

      (2) will pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any Gross Up Amount (as defined below) paid by the Deducting Party to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

      (3) will promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

      (4) if X is Party A, X will promptly pay in addition to the payment to which Party B is otherwise entitled under this Agreement, such additional amount (the "Gross Up Amount") as is necessary to ensure that the net amount actually received by Party B will equal the full amount which Party B would have received had no such deduction or withholding been required.

(ii)  Liability

      If:

      (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding for or on account of any Tax; and

      (2)   X does not so deduct or withhold; and

      (3)   a liability resulting from such Tax is assessed directly against X,

      then, except to the extent that Y has satisfied or then satisfies the liability resulting from such Tax, (A) where X is Party B, Party A will promptly pay to Party B the amount of such liability (the "Liability Amount") (including any related liability for interest and together with an amount equal to the Tax payable by Party B on receipt of such amount but including any related liability for penalties only if Party A has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)) and Party B will promptly pay to the relevant government revenue authority the amount of such liability (including any related liability for interest and penalties) and (B) where X is Party A and Party A would have been required to pay a Gross Up Amount to Party B, Party A will promptly pay to the relevant government revenue authority the amount of such liability (including any related liability for interest and penalties).

(iii) Tax Credit etc.

      Where Party A pays an amount in accordance with Section 2(d)(i)(4) above, Party B undertakes as follows:

      (1) to the extent that Party B obtains any Tax credit, allowance, set-off or repayment from the tax authorities of any jurisdiction relating to any deduction or withholding giving rise to such payment (a "Tax Credit"), it will pay to Party A as soon as practical after receipt of the same so much of the cash benefit (as calculated below) relating thereto which it has received as will leave Party B in substantially the same (but in any event no worse) position as Party B would have been in if no such deduction or withholding had been required;

      (2) the "cash benefit" will, in the case of a Tax credit, allowance or set-off, be the additional amount of Tax which would have been payable by Party B in the jurisdiction referred to in clause (1) above but for the obtaining by it of the said Tax credit, allowance or set-off and, in the case of a repayment, will be the amount of the repayment together, in either case, with any related interest or similar payment obtained by Party B;

      (3) it will use all reasonable endeavours to obtain any Tax Credit as soon as is reasonably practicable provided that it will be the sole judge of the amount of such Tax Credit and of the date on which the same is received and will not be obliged to disclose to Party A any information relating to its tax affairs or tax computations save that Party B will, upon request by Party A, supply Party A with a reasonably detailed explanation of its calculation of the amount of any such Tax Credit and of the date on which the same is received; and

      (4) it will ensure that any Tax Credit obtained is paid directly to Party A, and not applied in whole or part to pay any other Issuer Secured Creditor or any other party, both prior to and subsequent to any enforcement of the security constituted by the Third Issuer Deed of Charge."

(l)   Security, Enforcement and Limited Recourse

(i) Party A agrees with Party B and the Security Trustee to be bound by the terms of the Third Issuer Deed of Charge and, in particular, confirms that: (A) no sum will be payable by or on behalf of Party B to it except in accordance with the provisions of the Third Issuer Deed of Charge; and
      (B) it will not take any steps for the winding up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of Party B or of any or all of its revenues and assets nor participate in any ex parte proceedings nor seek to enforce any judgment against Party B, subject to the provisions of the Third Issuer Deed of Charge.

(ii) In relation to all sums due and payable by Party B to Party A, Party A agrees that it will have recourse only to Third Issuer Available Funds, but always subject to the order of priority of payments set out in the Third Issuer Cash Management Agreement and the Third Issuer Deed of Charge.

(m)   Condition Precedent

Section 2(a)(iii) will be amended by the deletion of the words "a Potential Event of Default" in respect of obligations of Party A only.

(n)   Representations

Section 3(b) will be amended by the deletion of the words "or Potential Event of Default" in respect of the representation given by Party B only.

(o)   Additional Definitions

Words and expressions defined in the Amended and Restated Master Definitions and Construction Schedule (the "Master Schedule") and the Third Issuer Master Definitions and Construction Schedule (the "Issuer Schedule") (together the "Master Definitions Schedule") signed for the purposes of identification on o will, except so far as the context otherwise requires, have the same meaning in this Agreement. In the event of any inconsistency between the definitions in this Agreement and in the Master Definitions Schedule the definitions in this

Agreement will prevail. In the event of any inconsistency between the Master Schedule and the Issuer Schedule, the Issuer Schedule will prevail. The rules of interpretation set out in the Master Definitions Schedule will apply to this Agreement.

(p)   Change of Account

Section 2(b) of this Agreement is hereby amended by the addition of the following at the end thereof:

"; provided that such new account will be in the same legal and tax jurisdiction as the original account and such new account, in the case of Party B, is held with a financial institution with a short term unsecured, unsubordinated and unguaranteed debt obligation rating of at least Prime-1 (in the case of Moody's), [A-1+] (in the case of S&P) and [F-1] (in the case of Fitch)."

(q)   Modifications to close-out provisions

Upon the occurrence of an Event of Default with respect to Party A or an Additional Termination Event which entitles Party B to terminate any Affected Transaction pursuant to Section 6(b) of the Agreement, Party B will be entitled (but not obliged in the event that it does not designate an Early Termination
Date) to proceed in accordance with Section 6 of this Agreement, subject to the following:

(i) For the purposes of Section 6(d)(i), Party B's obligation with respect to the extent of information to be provided with its calculations is limited to information Party B has already received in writing and provided Party B is able to release this information without breaching the provisions of any law applicable to, or any contractual restriction binding upon, Party B.

(ii) The following amendments will be deemed to be made to the definition of "Market Quotation":

      (A) the word "firm" will be added before the word "quotations" in the second line; and

      (B) the words "provided that the documentation relating thereto is either the same as this Agreement and the existing confirmations hereto (and the long term unsecured and unsubordinated debt obligations of the Reference Market-maker is rated not less than ["AA-"] by S&P, ["A1"] by Moody's and ["F-1"] by Fitch (or, if such Reference Market-maker is not rated by a Rating Agency, at such equivalent rating that is acceptable to such Rating Agency) or the Rating Agencies have confirmed in writing such proposed documentation will not adversely impact the ratings of the Notes" will be added after "agree" in the sixteenth line; and

      (C)   the last sentence will be deleted and replaced with the following:

            "If, on the last date set for delivery of quotations, exactly two quotations are provided, the Market Quotation will be either (a) the lower of the two quotations where there would be a sum payable by Party A to Party B, or (b) the higher of the two quotations where there would be a sum payable by Party B to Party A. If only one quotation is provided on such date, Party B may, in its discretion, accept such quotation as the Market Quotation and, if Party B does not accept such quotation (or if no quotation has been provided), it will be deemed that the Market Quotation in respect of the Terminated Transaction cannot be determined. If no quotation has been provided, it will be deemed that the Market Quotation in respect of the Terminated Transaction cannot be determined."

(iii) For the purpose of the definition of "Market Quotation", and without limitation of the general rights of Party B under the Agreement:

      (A) Party B will undertake to use its reasonable efforts to obtain at least three firm quotations as soon as reasonably practicable after the Early Termination Date and in any event within the time period specified pursuant to Part 5(q)(iii)(C) below;

      (B) Party A will, for the purposes of Section 6(e), be permitted to obtain on behalf of Party B quotations from Reference Market-makers;

      (C) If no quotations have been obtained within 6 Local Business Days after the occurrence of the Early Termination Date or such longer period as Party B may specify in writing to Party A, then it will be deemed that the Market Quotation in respect of the Terminated Transaction cannot be determined;

      (D) Party B will be deemed to have discharged its obligations under Part 5(q)(iii)(A) above if it promptly requests, in writing, Party A (such request to be made within two Local Business Days after the occurrence of the Early Termination Date) to obtain on behalf of Party B quotations from Reference Market-makers and Party A agrees to act in accordance with such request; and

      (E) Party B will not be obliged to consult with Party A as to the day and time of obtaining any quotations.

(r)   Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement will not have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms but this will not affect any right or remedy of a third party which exists or is available apart from that Act.

                                                   Series 1 Class A Confirmation

From:             Credit Suisse First Boston International
                  One Cabot Square
                  London
                  E14 4QJ

To:               Permanent Financing (No. 3) PLC
                  Blackwell House
                  Guildhall Yard
                  London
                  EC2V  5AE

Attention:        The Secretary

To:               The Bank of New York
                  One Canada Square
                  London
                  E14 5AL

Attention:        o

                                                                         o, 2003

Dear Sirs,

Confirmation - Series 1 Class A Dollar to Sterling Currency Swap

The purpose of this letter is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below. This letter constitutes a "Confirmation" as referred to in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (Series 1 Class A) entered into between us, you and The Bank of New York (the "Security Trustee") dated as of o, 2003 as amended and supplemented from time to time (the "Agreement").

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between any of the following, the first listed will govern (i) this Confirmation; (ii) the Master Definitions Schedule; and (iii) the Definitions.

1. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

      Party A:                         Credit Suisse First Boston International

      Party B:                         Permanent Financing (No. 3) PLC

      Trade Date:                      o, 2003

      Effective Date:                  o, 2003

      Termination Date:                The  earlier of the Party A Payment  Date
                                       falling in [December 2004] and the date on which all of the Series 1 Class A
                                       Third Issuer Notes are redeemed in full.

      Dollar Currency Exchange Rate:   oUSD per GBP

      Business Days:                   London  Business  Day, New York  Business
                                       Day and TARGET Business Day

      Business Day Convention:         Following

      Calculation Agent:               Party A

      Calculation Period:              Has the meaning given to such term in the
                                       Definitions.

Party A Floating Amounts:

      Party A Currency Amount:         In respect  of each  Party A  Calculation
                                       Period, an amount in Dollars equal to the
                                       principal   amount   outstanding  of  the
                                       Series 1 Class A Third Issuer Notes on the first day of such Calculation Period
                                       (after taking into account any redemption on such day).

      Party A Payment Dates:           The  10th  day of  each  month  from  and
                                       including   [December  2003]  up  to  and
                                       including the Termination Date, provided that upon the occurrence of a Trigger
                                       Event  or the  enforcement  of the  Third
                                       Issuer Security in accordance with the Third Issuer Deed of Charge, the Party A
                                       Payment Date will occur on each Quarterly
                                       Interest Payment Date from and including the first Quarterly Interest Payment Date following the occurrence of such Trigger
                                       Event or such  enforcement  of the  Third
                                       Issuer Security, as applicable, up to and including the Termination Date.

      Party A Floating Rate:           In respect  of each  Party A  Calculation
                                       Period, One-Month USD-LIBOR determined in respect of the first day of such Party A
                                       Calculation Period.

      Spread:                          o per cent.

      Rounding Convention:             Rounded to the nearest cent

      Party A Floating Rate Day
      Count Fraction:                  Actual/360

      Party A Compounding:             Compounding will be applicable in respect
                                       of each Party A Calculation Period of two or three months.

      Party A Compounding Dates:       The 10th day of each month for each Party
                                       A Calculation Period to which compounding applies from and including the first day of the first Party A Calculation Period to which Compounding applies up to and including the last day prior to the Termination Date that is the 10th day of a month and the Termination Date.

      Party A Compounding Period:      Means in respect of a Party A Calculation
                                       Period to which Compounding applies, each period from and including one Party A
                                       Compounding Date to but excluding the next Party A Compounding Date.

Party B Floating Amounts:

      Party B Currency Amount:         In respect  of each  Party B  Calculation
                                       Period, an amount in Sterling equivalent to the Party A Currency Amount for the Party A Calculation Period commencing on the first day of such Party B Calculation
                                       Period, converted by reference to the Dollar Currency Exchange Rate.

      Party B Payment Dates:           Each Quarterly Interest Payment Date from
                                       and  including  the  Quarterly   Interest
                                       Payment Date falling in [December 2003] up to the Termination Date, and the Termination Date.

      Party B Floating Rate:           In respect  of Each  Party B  Calculation
                                       Period,   Sterling-LIBOR   determined  in
                                       respect  of the first day of such Party B
                                       Calculation Period.

      Spread:                          oper cent.

      Party B Floating Rate Day
      Count Fraction:                  Actual/365 (Fixed)

      Rounding Convention:             Rounded to the nearest penny

Initial Exchange:

      Initial Exchange Date:           Effective Date

      Party A Initial

      Exchange Amount:                 GBP o

      Party B Initial
      Exchange Amount:                 USD o

Interim Exchange:

      Interim Exchange Dates:          Each  Quarterly   Interest  Payment  Date
                                       (other than the Termination Date) on which any of the Series 1 Class A Third
                                       Issuer Notes are redeemed in whole or in part.

      Party A Interim
      Exchange Amount:                 In respect of each Interim Exchange Date,
                                       an amount in Dollars equal to the amount of the Series 1 Class A Third Issuer
                                       Notes  redeemed on such Interim  Exchange
                                       Date.

      Party B Interim
      Exchange Amount:                 In respect of each Interim Exchange Date,
                                       the  Sterling  equivalent  of the Party A
                                       Interim  Exchange Amount for such Interim
                                       Exchange Date converted by reference to the Dollar Currency Exchange Rate.

Final Exchange:

      Final Exchange Date:             Termination Date

      Party A Final Exchange Amount:   An  amount  in   Dollars   equal  to  the
                                       principal   amount   outstanding  of  the
                                       Series 1 Class A Third Issuer Notes on the Final Exchange Date (before taking into account any redemption on such day).

      Party B Final Exchange Amount:   The  Sterling  equivalent  of the Party A
                                       Final   Exchange   Amount   converted  by
                                       reference to the Dollar Currency Exchange
                                       Rate.

2.    Account Details:

      Payments to Party A
      in Dollars:                Bank:                     o

                                 Account Number:           o

                                 ABA No.:                  o

                                 FAO:                      o

                                 Favour:                   o

      Payments to Party A
      in Sterling:               Bank:                     o

                                 Sort Code                 o

                                 Account Number:           o

                                 FAO:                      o

                                 Favour:                   o

      Payments to Party B
      in Dollars:                Bank:                     o

                                 Credit Account:           o

                                 New York SWIFT:           o

                                 FAO:                      o

                                 London SWIFT:             o

                                 Reference: [GATS "Permanent Financing (No. 3)
                                            PLC"]

      Payments to Party B
      in Sterling:               Bank:                     o

                                 Account Number:           o

                                 Sort Code:                o

                                 SWIFT:                    o

                                 Reference: [Permanent Financing (No. 3) PLC -
                                            Third Issuer Transaction Account]

      It is agreed by the parties that payments made by Party A to the Principal Paying Agent in accordance with the settlement instructions, as detailed above, will be considered as absolute and conclusive discharge of Party A's obligations to Party B in respect of such payment, regardless of whether the Principal Paying Agent makes a payment in turn to Party B. This will continue to be the case until Party B changes its account in accordance with Section 2(b) of the Agreement.

3.    Notification to Party A

      For the purpose of making any determination or calculation hereunder, the Calculation Agent may rely on any information, report, notice or certificate delivered to it by the Third Issuer Cash Manager or Party B and the Calculation Agent will not be liable for any error, incompleteness or omission regarding such information.

      Party B or the Third Issuer Cash Manager acting on its behalf, will notify Party A of the amount of principal payments to be made on the Series 1 Class A Third Issuer Notes on each Quarterly Interest Payment Date no later than one (1) Business Day prior to such Quarterly Interest Payment Date.

4.    Notice Details:

      Party A:                   Credit Suisse First Boston International

      Address:                   One Cabot Square
                                 London
                                 E14 4QJ

      Facsimile Number:          o

      Attention:                 o

      Facsimile Number:          o

      Attention:                 o

      Party B:                   Permanent Financing (No.3) PLC

      Address:                   Blackwell House
                                 Guildhall Yard
                                 London
                                 EC2V  5AE

      Facsimile Number:          020 7566 0975

      Attention:                 The Secretary

      With a copy to: (i)        the Security Trustee:

      Name:                      The Bank of New York

      Address:                   One Canada Square
                                 London
                                 E14 5AL

      Facsimile Number:          o

      Attention:                 Corporate Trust Services

                           (ii)  HBOS Treasury Services plc:

      Address:                   33 Old Broad Street
                                 London
                                 EC2N 1HZ

      Facsimile Number:          o

      Attention:                 Head of Capital Markets and Securitisation

Yours faithfully,

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

By:
Name:
Title:

Confirmed as of the date first written:

PERMANENT FINANCING (NO.  3) PLC

By:
Name:
Title:

THE BANK OF NEW YORK

By:
Name:
Title: